Exhibit 99.1

Kaiser Aluminum Corporation Announces Agreement to Purchase Alcoa Warrick LLC

•	Leading Producer of Beverage and Food Can Stock for the N.A. Packaging Industry

•	Secular Demand Growth, Favorable Industry Supply/Demand Dynamics

•	Multi-Year Contracts and Strong Customer Relationships

•	Non-Cyclic Packaging Business Significantly Diversifies Product Portfolio

•	Immediately Accretive to Earnings with Positive Cash Flow

FOOTHILL RANCH, Calif., November 30, 2020—Kaiser Aluminum Corporation (NASDAQ:KALU), today announced that it has entered into a definitive agreement to purchase Alcoa Warrick LLC, containing all the assets of the Warrick Rolling Mill (“Warrick”), from Alcoa Corporation (“Alcoa”) for a purchase price of $670 million at an implied multiple of approximately seven times adjusted EBITDA as of the last twelve months ended September 30, 2020. Alcoa will retain ownership of the related smelting assets, power plant, and land. As part of the transaction, Kaiser Aluminum will enter into a market based molten aluminum supply agreement, and a long-term ground lease that includes provisions for utility services, and will have customary transition services.

Warrick, located near Evansville, Indiana, has a leading position in the very attractive North American aluminum packaging industry. In the last twelve months, Warrick shipped over 675 million pounds of aluminum, of which approximately 60% was high-margin coated packaging products. The facility includes casting, significant hot and cold rolling capacity, and a range of finishing and coating lines, representing significant replacement value.

“With Warrick’s solid market position, highly favorable market dynamics and a strong and culturally compatible management team, the acquisition provides us an opportunity to significantly enhance and diversify our portfolio,” said Keith A. Harvey, President and Chief Executive Officer.

“The addition of a non-cyclic packaging business is highly complementary to our existing aerospace, automotive and general engineering cyclic end markets and provides excellent opportunities for long-term growth and synergy with our existing operations. Overall, the transaction is consistent with our longstanding strategy to acquire businesses that we understand at a price that creates long-term value for our shareholders, while continuing to adhere to our disciplined financial strategy for liquidity management and debt leverage,” stated Mr. Harvey.

The transaction provides Kaiser Aluminum entry into the North American aluminum packaging industry, a growing end market driven by sustainability trends and the secular shift from plastic to aluminum in the packaging industry. Capacity for beverage and food can stock has shifted from packaging into other end markets resulting in favorable supply/demand dynamics.

The addition of Warrick significantly increases Kaiser Aluminum’s scale and pro forma adjusted EBITDA. The transaction is expected to be immediately accretive to earnings and generate positive cash flow. Further financial details are included in the investor presentation posted on Kaiser Aluminum’s website at www.kaiseraluminum.com.

Kaiser Aluminum intends to fund the purchase price with $587 million of existing cash on hand, and the assumption of $83 million of other post-employment benefits (OPEB) liabilities, subject to customary post-closing adjustments. The transaction is anticipated to close on or about March 31, 2021, subject to satisfaction of customary closing conditions and regulatory approvals.

Jefferies LLC is acting as exclusive financial advisor to Kaiser Aluminum Corporation, McDermott Will & Emery LLP is acting as its legal advisor, and Deloitte & Touche is acting as diligence and transition advisor.

Conference Call

Kaiser Aluminum Corporation will host a conference call on Tuesday, December 1, 2020, at 7:00am (Pacific Time); 9:00am (Central Time); 10:00am (Eastern Time), to further discuss the Alcoa Warrick LLC acquisition. To participate, the conference call can be directly accessed from the U.S. and Canada at (800) 697-5978, and accessed internationally at (630) 691-2750. A link to the simultaneous webcast can be accessed on the Company’s website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company’s website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, custom automotive, general engineering, and other industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube, and wire products, adhering to traditions of quality, innovation, and service that have been key components of the culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company’s website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s website at www.sec.gov, which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings, and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Terms

This press release contains certain non-GAAP financial terms that include adjusted EBITDA. The Company defines adjusted EBITDA as Consolidated Operating Income before non-run-rate plus Depreciation and Amortization. “Non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur.

Forward-Looking Statements

This press release contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to it at the time such statements are made. Kaiser Aluminum cautions that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include: (a) the satisfaction of the conditions to closing, including the receipt of regulatory approval; (b) the Company’s ability to integrate acquired operations and technologies, continue to realize manufacturing efficiencies and remain a low cost producer, drive innovative solutions and further advance its capabilities; (c) the effectiveness of management’s strategies and decisions, including capital spending strategies and decisions; (d) general economic and business conditions, including the impact of the global outbreak of Coronavirus Disease 2019 and governmental and other actions taken in response, cyclicality and other conditions in the aerospace, defense, automotive, general engineering, aluminum packaging and other end markets the Company serves; and (e) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2019 and Form 10-Qs for quarters ended March 31, 2020, June 30, 2020, and September 30, 2020. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations and Public Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation (949) 614-1757